Exhibit 99.1

Social Life Network Commitment to Protect Shareholders in Up Listing Process

LOS ANGELES, CA, MAY 11, 2022 - Social Life Network, Inc. (OTC: WDLF) and Decentral Life, a Social Life Network, Inc. Division, announced today that it has formulated a stock split range of 100-to-1 up to 150-to-1, at a minimum share price of five cents, in order to qualify for an up listing to NASDAQ or the NYSE.

“Since announcing in May of 2021 our intentions to up list the company to NASDAQ or the NYSE, management has followed through on its commitment to protect shareholders through the process,” said CEO, Ken Tapp. “Shareholders are often overlooked by companies focused on up listing from smaller stock exchanges, and we have never minced our words when pointing out how valuable our shareholders are for our TBI (Technology Business Incubator) business model. When we set out a year ago to structure the company for growth and qualifying for an up listing, our top priority was to make sure our shareholder base was kept intact through the process. So, formulating our eventual reverse stock split at five cents or higher became a critical goal of ours back in Q4 of 2021 when we first announced to shareholders that we would not conduct a reverse stock split until our share price reached that price or higher. I’m thrilled that we have formulated a reverse stock split of 100-to-1 up to 150-to-1. This means that we could execute the RS at five-cent share price or higher, to qualify the company for the initial bid price on NASDAQ or NYSE”, add Tapp.

The management team is working toward meeting all of the requirements to qualify for listing on NASDAQ or the NYSE. A minimum bid price is one such requirement that must be met, that is typically achieved through a reverse stock split by companies currently trading on smaller exchanges under that minimum bid price. In addition to a minimum bid price, a company must meet all other minimum requirements. To learn more about the prerequisites to list on NASDA or the NYSE, please use the following links:

https://listingcenter.nasdaq.com/assets/initialguide.pdf

https://www.nyse.com/publicdocs/nyse/listing/NYSE_Initial_Listing_Standards_Summary.pdf

About the Decentral Life

The Company announced on August 16th, 2021, a new division had been formed that will focus entirely on a global decentralized social network and cryptocurrency project, named Decentral Life. On January 28th, 2022 the Company launched its Initial Coin Offering (pre-ICO) for the WDLF Token. Decentral Life now provides as a service, tokenization and supporting software for public and private companies to conduct their own token offerings.

About Social Life Network

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech startups with seed technology, legal and executive leadership, making it easier for startup founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Since the formation of the company in January of 2013, the Company has launched niche industry social network and e-commerce marketplaces to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping. Now operating as Decentral Life, the TBI program will focus on blockchain, NFT and cryptocurrency companies to participate in its technology incubator program in 2022 and beyond.

For more information, visit our website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this presentation should be construed as any indication whatsoever of the actual future financial results, revenues, stock price or token value.